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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of ProCyte Corporation on Form S-8 of our report dated March 25, 1998, appearing in the Annual Report on Form 10-K, as amended by Form 10-K/A, of ProCyte Corporation for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
September 23, 1998